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                                                                    Exhibit 4.5


                                                                  EXECUTION COPY

                       COLLATERAL ASSIGNMENT OF TRADEMARKS
                              (SECURITY AGREEMENT)

            COLLATERAL ASSIGNMENT OF TRADEMARKS (SECURITY AGREEMENT) dated as of February 4, 1997, between ATLANTIC EXPRESS TRANSPORTATION CORP., a New York corporation with offices at 7 North Street, Staten Island, New York 10302 ("Assignor"), and CONGRESS FINANCIAL CORPORATION, a California corporation with an office at 1133 Avenue of the Americas, New York, New York 10036 ("Assignee"). Capitalized terms used in this Agreement which are defined in the Loan Agreement (as hereinafter defined) shall have the respective meanings given them in the Loan Agreement, unless otherwise defined herein.

                             W I T N E S S E T H:

            WHEREAS, Amboy Bus Co., Inc., Atlantic-Conn. Transit, Inc., Atlantic Hudson, Inc., Atlantic Paratrans, Inc., Atlantic Paratrans of Kentucky Inc., Atlantic Express Coachways, Inc., Atlantic Express of Missouri Inc., Atlantic Express of Pennsylvania, Inc., Brookfield Transit Inc., Courtesy Bus Co., Inc.,
K. Corr, Inc., Merit Transportation Corp., Metropolitan Escort Service, Inc., Raybern Bus Service, Inc., Raybern Capital Corp., Raybern Equity Corp., Staten Island Bus, Inc. (each a "Borrower" and collectively, "Borrowers"), Assignor, and Assignee have entered into a Loan and Security Agreement dated the date hereof (together with all supplements and amendments thereto and all extensions, renewals, restatements and replacements thereof, the "Loan Agreement," and such Loan Agreement together with all agreements, instruments and documents now or hereafter entered into or delivered in connection therewith, collectively, the "Financing Agreements"), pursuant to which Assignee may make loans and advances and provide other financial arrangements to Borrower, subject to the terms and provisions of the Financing Agreements;

            WHEREAS, Assignor is the sole stockholder of each Borrower;

            WHEREAS, Assignor owns all right, title, and interest in and to, among other things, certain United States and foreign trademarks and service marks, trademark and service mark registrations, and trademark and service mark applications and trade names, including, but not limited to, those set forth on
Exhibit 1 hereto (the "Trademarks"), which are used in the business of one or more of the Borrowers, along with the goodwill of the business symbolized thereby and the Licenses (as hereinafter defined);

            WHEREAS, in order to secure Borrowers' Obligations (as defined in the Loan Agreement) to Assignee, Assignor has agreed to grant to Assignee a security interest and continuing lien in, to and under the Trademarks, the goodwill and the Licenses and certain

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other assets with respect to the Trademarks, the goodwill and the Licenses, as further set forth herein, and Assignee has requested Assignor to enter into this Agreement to evidence such security interest.

            NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for valuable consideration received and to be received, as security for the full payment and performance of the Obligations, and to induce Assignee to make loans and advances to Borrowers, Assignor hereby grants to Assignee a security interest in and continuing lien on Borrowers' right, title and interest in, to and under the following property of Assignor to the extent, and only to the extent, that the following property is part of, is related to, or arises in connection with or from any "Accounts" or "Inventory" of Assignor (as such terms are defined in the Loan Agreement):

            (a)   the Trademarks;

            (b) all applications and registrations of the Trademarks in any state of the United States and any foreign countries and localities;

            (c) all trade names, trademarks and service marks and trademark and service mark applications and registrations hereafter adopted or acquired and used by Assignor or any Borrower in its business, including, but not limited to, those which are based upon or derived from the Trademarks or any variations thereof (the "Future Trademarks");

            (d) all extensions, renewals, and continuations of the Trademarks and Future Trademarks and the registrations and applications referred to in clause (b) above;

            (e) all rights to sue for past, present and future infringements of the Trademarks and Future Trademarks, and any trademarks and service marks covered by any licenses of trademarks, trademark applications or registrations, or trade names used in the business of one or more of Borrowers and under which Assignor is licensee, to the extent that the assignment thereof will not result in Assignor's loss of the benefits thereof ("Licenses");

            (f) all packaging, labeling, trade names, service marks, logos, and trade dress including or containing the Trademarks, Future Trademarks, and the trademarks and service marks covered by the Licenses, or a representation thereof, or any variation thereof;

            (g) all licenses and other agreements under which Assignor is licensor, and all fees, rents, royalties, proceeds or monies thereunder, relating to the Trademarks, Future Trademarks, and the trademarks and service marks covered by the Licenses, and the use thereof, to the extent that the


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                  assignment thereof will not result in Assignor's loss of the benefits thereof;

            (h) all goodwill of Assignor's business connected with, symbolized by or in any way related to the items set forth in clauses (a) through (g) above; and

            (i) all proceeds of the foregoing, including without limitation, license royalties, income, payments, claims, damages and proceeds of suit.

All of the foregoing items set forth in clauses (a) through (i) are hereinafter referred to collectively as the "Collateral."

            Assignor hereby covenants with Assignee as follows:

            1. Assignor's Obligations. Assignor agrees that, notwithstanding this Agreement, it will perform and discharge and remain liable for all its covenants, duties, and obligations arising in connection with the Collateral and any licenses and agreements related thereto. Assignee shall have no obligation or liability in connection with the Collateral or any licenses or agreements relating thereto by reason of this Assignment or any payment received by Assignee relating to the Collateral and Assignee shall not be required to perform any covenant, duty or obligation of Assignor arising in connection with the Collateral or any license or agreement related thereto or to take any other action regarding the Collateral or any such licenses or agreement, except and only to the extent that Assignee has acquired absolute ownership of the Collateral upon an exercise of its remedies under Section 4 hereof.

            2. Representations and Warranties. Assignor represents and warrants to Assignee that: (a) Assignor is the beneficial and record owner of the Collateral, and no adverse claims have been made with respect to its title to or the validity of the Collateral; (b) the Trademarks and the trademarks and service marks covered by the Licenses are the only trademarks, service marks, trademark and service mark registrations and applications therefor and trade names in which Assignor has any or all right, title and interest; (c) none of the Collateral is subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance, settlement or consent, covenant not to sue, non-assertion assurance, release or license (by Assignor as licensor), except as set forth on Exhibit 1; (d) Assignor has performed all acts and has paid all renewal, maintenance and other fees and taxes required to maintain each and every registration and application of the Collateral in full force and effect;
(e) no claims have been made that the use of any of the Collateral violates the asserted rights of any third party; (f) to the best of Assignor's knowledge, no third party is infringing upon any of the Collateral; and (g) when this Agreement is filed in and recorded by the United States Patent and Trademark Office (the "Trademark Office") and the Assignee has taken the other actions contemplated by the Loan Agreement and in this Agreement, this Agreement will create a legal and valid perfected and continuing lien on and security interest in the Collateral in favor of Assignee, enforceable against Assignor and all third parties, subject to no other mortgage, lien, charge, encumbrance, or security or other interest except as expressly permitted by the Loan Agreement.


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            3. Covenants. Assignor will maintain and renew all items of
Collateral necessary for the conduct of its or any Borrower's business and all registrations of the Collateral necessary for the conduct of its or any Borrower's business and will defend the Collateral against the claims of all persons. Assignor will maintain, and will cause each Borrower or other person that uses the Collateral to maintain, the same standards of quality for the goods and services in connection with which the Trademarks and the trademarks covered by the Licenses are used as Assignor or such other persons maintained for such goods and services prior to entering into this Agreement. Assignee shall have the right to enter upon Assignor's premises at all reasonable times to monitor such quality standards. Assignor shall promptly notify Assignee if it knows or has reason to know that any of the Collateral may become subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office or any court. In the event that any of the Collateral is infringed or diluted by a third party, promptly after the Assignor becomes aware of such infringement or dilution, Assignor shall take all reasonable actions to stop such infringement or dilution and protect its exclusive rights in such Collateral including, but not limited to, the initiation of a suit for injunctive relief and to recover damages. Without limiting the generality of the foregoing, Assignor shall not permit the expiration, termination or abandonment of any Trademark, Future Trademark or License used in or necessary for the conduct of its or any Borrower's business without the prior written consent of Assignee. If, before the Obligations have been satisfied in full, Assignor shall obtain rights to or be licensed to use any new trademark, or become entitled to the benefit of any trademark or service mark application or trademark or service mark registration not identified on Exhibit 1 hereto, the provisions of Section 1 hereof shall automatically apply thereto and Assignor shall give Assignee prompt notice thereof in writing.

            4. Remedies Upon Default. Whenever any Event of Default shall occur and be continuing, Assignee shall have all the rights and remedies granted to it in such event by the Loan Agreement, which rights and remedies are specifically incorporated herein by reference and made a part hereof. Assignee in such event may collect directly any payments due to Assignor in respect of the Collateral and, subject to any limitations imposed under any license agreements constituting part of the Collateral, may sell, license, lease, assign, or otherwise dispose of the Collateral in the manner set forth in the Loan Agreement. Assignor agrees that, in the event of any disposition of the Collateral upon any such Event of Default, it will duly execute, acknowledge, and deliver all documents necessary or advisable to record title to the Collateral in any transferee or transferees thereof, including, without limitation, valid, recordable assignments of the Trademarks, Future Trademarks, and Licenses. In the event Assignor fails or refuses to execute and deliver such documents, Assignor hereby irrevocably appoints Assignee as its attorney-in-fact, with power of substitution, to execute, deliver, and record any such documents on Assignor's behalf. Notwithstanding any provision hereof to the contrary, during the continuance of an Event of Default, Assignor may sell, and permit Borrowers to sell, merchandise or services bearing the Trademarks, Future Trademarks, and trademarks covered by the Licenses in the ordinary course of their respective business and in a manner consistent with its past practices, until it receives written notice from Assignee of an intended sale or disposition of the Collateral. The preceding


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sentence shall not limit any right or remedy granted to Assignee with respect to
Assignor's inventory under the Loan Agreement or any other agreement now or hereinafter in effect.

            5. Power of Attorney. Concurrently with the execution and delivery hereof, Assignor shall execute and delivery to the Assignee, in the form of
Exhibit 2 hereto, five (5) originals of a Special Power of Attorney for the implementation of the assignment, sale, license, lease or other disposition of the Trademarks, Future Trademarks, and Licenses pursuant to Section 4. Assignor hereby releases Assignee from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by Assignee in accordance with Section 4 under the powers of attorney granted therein, other than actions taken or omitted to be taken through the bad faith, willful misconduct or gross negligence of Assignee, as determined by a final, non-appealable order of a court of competent jurisdiction.

            6. Cumulative Remedies. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided by law. The security interest granted hereby is granted in conjunction with the security interest granted to Assignee under the Loan Agreement and the other Financing Agreements. The rights and remedies of Assignee with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Financing Agreements and those which are now or hereafter available to Assignee as a matter of law or equity. The exercise by Assignee of any one or more of the rights, powers or remedies provided for in this Agreement, in the Loan Agreement, in the other Financing Agreements or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by any person, including Assignee, of any or all other rights, powers or remedies. The rights and remedies provided herein are intended to be in addition to and not in substitution of the rights and remedies provided by the Loan Agreement.

            7. Amendments and Waivers. This Agreement may not be modified, supplemented, or amended, or any of its provisions waived at the request of Assignor, without the prior written consent of Assignee. Assignor hereby authorizes Assignee to modify this Agreement by amending Exhibit 1 hereto to include any Future Trademarks or additional licenses.

            8. Waiver of Rights. No course of dealing between the parties to this Agreement or any failure or delay on the part of any such party in exercising any rights or remedies hereunder shall operate as a waiver of any rights and remedies of such party or any other party, and no single or partial exercise of any rights or remedies by one party hereunder shall operate as a waiver or preclude the exercise of any other rights and remedies of such party or any other party. No waiver by Assignee of any breach or default by Assignor shall be deemed a waiver of any other previous breach or default or of any breach or default occurring thereafter.

            9. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that no interest herein or in or to the Collateral may be assigned by


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Assignor without the prior written consent of Assignee; and, provided further, that the Assignee may assign the rights and benefits hereof to any party acquiring any interest in the Obligations or any part thereof.

            10. Further Acts. Assignor shall have the duty to prosecute diligently any application for the Trademarks and Future Trademarks necessary for the conduct of its or any Borrower's business pending as of the date of this Agreement or thereafter, until the Obligations shall have been paid in full, and to make applications on material unregistered but registrable trademarks necessary for the conduct of its or any Borrower's business in any location where Assignor does business and to preserve and maintain all rights in the Trademarks and the other Collateral necessary for the conduct of its or any Borrower's business. Any expenses incurred in connection with such applications shall be borne by Assignor. Assignor shall not abandon any right to file a trademark or service mark application or registration for any trademark or service mark used in or necessary for the conduct of its business, or abandon any such pending trademark application or registration necessary for the conduct of its or any Borrower's business, without the consent of Assignee.

            11. Enforcement. Upon Assignor's failure to do so after Assignee's demand, or upon an Event of Default, Assignee shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Trademarks, Future Trademarks, Licenses, or the trademarks covered by the Licenses, and any license under any of the foregoing, in which event Assignor shall at the request of Assignee do any and all lawful acts and execute any and all proper documents that may be reasonably requested by Assignee in aid of such enforcement including, but not limited to, joining as a plaintiff in any such enforcement action and Assignor shall promptly, upon demand, reimburse and indemnify Assignee or its agents for all reasonable costs and expenses incurred by Assignee in the exercise of its rights under this Section 11.

            12. Release and Re-Assignment. At such time as all of the Obligations have been satisfied, and the Financing Agreements have been terminated, other than upon enforcement of Assignee's remedies under the Financing Agreements after an Event of Default, Assignee will execute and deliver to Assignor all deeds, assignments and other instruments as may be necessary or proper to release Assignor's lien in the Collateral and reassign to Assignee any and all rights of Assignor therein which were granted to Assignor hereunder, subject to any dispositions thereof which may have been made by Assignee pursuant hereto.

            13. Severability. If any clause or provision of this Agreement shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect any other clause or provision in any other jurisdiction.

            14. Notices. All notices, requests and demands to or upon Assignor or Assignee under this Agreement shall be given in the manner prescribed by the Loan Agreement.


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            15. Governing Law. This Agreement shall be governed by and construed, applied, and enforced in accordance with the federal laws of the United States of America applicable to trademarks and the laws of the State of New York, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

            16. Financing Agreement. This Agreement is one of the Financing Agreements.

            17. Counterparts. This Agreement may be signed in one or more counterparts, and by each party in separate counterparts, which, when taken together, shall constitute one and the same document.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]


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            IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


                                  ATLANTIC EXPRESS TRANSPORTATION
                                  CORP.,
                                  Assignor

                                  By:/s/ DOMENIC GATTO
                                     -----------------------------------------
                                     Name: Domenic Gatto
                                     Title: President, Chief Executive Officer


                                  CONGRESS FINANCIAL CORPORATION,
                                  Assignee

                                  By: /s/ KENNETH SANDS
                                     -----------------------------------------
                                     Name: Kenneth Sands
                                     Title: Senior Vice President

STATE OF NEW YORK             )
                              ) ss:
COUNTY OF NEW YORK            )

On the 3rd day of February 1997 before me personally came Domenic Gratto, to me known, who being by me duly sworn, did depose and say that he is the President of ATLANTIC EXPRESS TRANSPORTATION CORP., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                     /s/ ROBERT W. REICHENBACH
                                     -----------------------------------------
                                     Notary Public


STATE OF NEW YORK             )
                              ) ss:
COUNTY OF NEW YORK            )


On the 4th day of February 1997, before me personally came Kenneth Sands, to me known, who being by me duly sworn, did depose and say that she is a Senior Vice President of CONGRESS FINANCIAL CORPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                       /s/ MARION I. NELSON
                                     -----------------------------------------
                                       Notary Public

                                                                       EXHIBIT 1


                         LIST OF ASSIGNOR'S TRADEMARKS


Registered Trademarks
and Service Marks              U.S. Registration No.             Date Registered
-----------------              ---------------------             ---------------

ATLANTIC EXPRESS               1,964,915                         4/2/96

AE                             1,667,874                         12/10/91


Applications
for Registration               Serial No.                        Date Filed
----------------               ----------                        ----------

AE ATLANTIC EXPRESS
   TRANSPORTATION GROUP        75-121,810                        6/18/96


Trade Names
-----------

ATLANTIC EXPRESS

                                                                       EXHIBIT 2

                           SPECIAL POWER OF ATTORNEY

STATE OF NEW YORK              )
                               ): ss
COUNTY OF NEW YORK             )

      KNOW ALL MEN BY THESE PRESENTS, THAT ATLANTIC EXPRESS TRANSPORTATION CORP., a New York corporation with its principal office at 7 North Street, Staten Island, New York 10302 (hereinafter called "Assignor"), hereby appoints and constitutes CONGRESS FINANCIAL CORPORATION, a California corporation (hereinafter called "Assignee"), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Assignor:

      1. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of Assignor in and to any trademarks and service marks, and all registrations, renewals, recordings and all pending applications therefor, and all licenses therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose; and

      2. To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as Assignee may in its sole discretion determine.

      This power of attorney is made pursuant to a Collateral Assignment of Trademarks (Security Agreement) dated the date hereof, between Assignor and Assignee and takes effect solely for the purposes of Section 4 thereof and is subject to the conditions thereof and may not be revoked until the payment in full of all "Obligations" as defined in such Security Agreement.

Dated:  February ___, 1997


                                     ATLANTIC EXPRESS TRANSPORTATION
                                     CORP.


                                     By:____________________________
                                          Name:
                                          Title:

STATE OF NEW YORK             )
                              ) ss:
COUNTY OF NEW YORK            )


On the ____ day of February 1997 before me personally came _________________, to me known, who being by me duly sworn, did depose and say that he is the _________________ of Atlantic Express Transportation Corp., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                       ______________________________
                                       Notary Public